UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 13, 2007

Respironics, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-16723	25-1304989
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1010 Murry Ridge Lane, Murrysville, Pennsylvania		15668-8525
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	724-387-5200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In August 2006, Respironics, Inc. (the Company) began to review the employment agreements of its named executive officers for compliance with Section 409A of the Internal Revenue Code ("Section 409A"). Additionally, because the existing agreements were executed at different times over the past several years and many had not been updated for a significant period of time, the Company, with the assistance of external advisors, compared the employment agreements with current benchmark data for executive agreements. The Company then modified the agreements to reflect current market practices and to be consistent with the Company’s overall compensation philosophies.
As disclosed previously, effective August 29, 2007, the Company entered into amended and restated employment agreements with four named executive officers included in the Company’s 2006 Proxy Statement: John L. Miclot, President and Chief Executive Officer; Daniel J. Bevevino, Vice President and Chief Financial Officer; Geoffrey C. Waters, President, International Group; and Donald J. Spence, President, Sleep and Home Respiratory Group. At the time these amendments were executed, the Company was in the process of working on an amended employment agreement with the fifth named executive officer, Craig B. Reynolds, Executive Vice President and Chief Operating Officer.
On November 13, 2007, Craig B. Reynolds and the Company amended Mr. Reynolds’s original employment agreement with the Company which was previously amended and restated most recently on August 16, 2000. Mr. Reynolds’ base salary was updated based on decisions made at the August 21, 2007 Compensation and Human Resource Committee meeting. Also included in the amendment were changes to make the agreement compliant with Section 409A. The term of the amended agreement is for a rolling three year period. Thus, prior to the expiration of the first year of the then current term, the term will be extended automatically for an additional --year unless Mr. Reynolds or the Company shall advise the other that the term will not be further extended.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Respironics, Inc.

November 13, 2007	By:	/s/ Daniel J. Bevevino

Name: Daniel J. Bevevino
Title: Vice President, and Chief Financial and Principal Accounting Officer